EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Ultimate Electronics Savings and Profit Sharing Plan (formerly known as Ultimate Electronics 401(k) Retirement Savings Plan) (the “Plan”) on Form 11-K for the year ended December  31, 2002, as filed with the Securities and Exchange Commission on July 11, 2003 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Alan E. Kessock
Alan E. Kessock
Senior Vice President Finance and Administration, Chief Financial Officer, Treasurer and Secretary, on behalf of Ultimate Electronics, Inc., Plan Administrator
July 11, 2003

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.